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EXHIBIT 15.1      KPMG'S ACKNOWLEDGMENT LETTER


[KPMG LETTERHEAD]


Optima Petroleum Corporation

Vancouver, British Columbia



Ladies and Gentlemen:

Re:  Registration Statement No. 333-55745

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our compilation report relating to the pro forma financial statements of Optima Petroleum Corporation as at March 31, 1998 and for the three months ended March 31, 1998 and for the year ended December 31, 1997 and our comments for United States readers on differences between Canadian and United States reporting standards, both dated April 3, 1998.

We are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for the compilation report and comments because they are not considered a "report" or a "part" of a registration statement prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

Very truly yours,

"KPMG"



Chartered Accountants

July 22, 1998





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